UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2024

DMK PHARMACEUTICALS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-26372	82-0429727
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11622 El Camino Real, Suite 100 San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 997-2400

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DMK	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 2, 2024 (the “Petition Date”), DMK Pharmaceuticals Corporation (the “Company”) and certain of its direct and indirect subsidiaries (collectively, the “Company Parties”) commenced bankruptcy cases (the “Chapter 11 Cases”) by filing voluntary petitions under Chapter 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On May 16, 2024, pursuant to an agreement approved by the Bankruptcy Court, the Company sold all of its assets relating to its ZIMHI products and business to zmi pharma inc. for $3,170,600.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 27, 2024, Ebrahim “Eboo” Versi, M.D., Ph.D. resigned as Chairman of the Board and as a Director of the Company. Additionally, Howard C. Birndorf, Meera J. Desai, Ph.D, NACD.DC, Vickie S. Reed, and Jannine C. A. Versi resigned as Directors of the Company.

Also effective June 27, 2024, Mr. Versi was separated from his role as Chief Executive Officer of the Company and John W. Dorbin, Jr. was also separated from his role as General Counsel and Corporate Secretary of the Company.

None of these resignations or separations was due to disagreement with the Company on any matter relating to the Company’s operations, policies or practices, nor were any for cause.

Effective June 27, 2024, Seth Cohen, the Company’s Chief Financial officer will assume the role of Chief Restructuring Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMK PHARMACEUTICALS CORPORATION

Dated: June 28, 2024	By:	/s/ Seth A. Cohen
	Name:	Seth A. Cohen
	Title:	Chief Restructuring Officer